PROMISSORY NOTE

US $10,604,000.00                                           As of April 27, 2000

         FOR VALUE RECEIVED, the undersigned ("Guarantor") jointly and severally (if more than one) promises to pay to the order of KRF3 Acquisition Company, L.L.C., a Delaware limited liability company ("Borrower"), the principal sum of Ten Million Six Hundred Four Thousand and No/100 Dollars (US $10,604,000.00), with interest on the unpaid principal balance at the annual rate of See Schedule C percent (____%).

         1. Defined Terms. As used in this Note, (i) the term "Lender" means the holder of this Note, and (ii) the term "Indebtedness" means the principal of, interest on, or any other amounts due at any time under, this Note or any amount for which Borrower is liable to DUS Lender under any Loan Document, which Guarantor by its execution of this Note agrees to reimburse to Borrower, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument. Event of Default and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Indemnity Multifamily Deed of Trust dated as of the date of this Note (the "Security Instrument") given by Guarantor for the benefit of Reilly Mortgage Capital Corporation ("DUS Lender," which term shall also include any subsequent holder of the Multifamily Note dated as of the date of this Note executed by Borrower (the "DUS Note") evidencing the loan from DUS Lender to Borrower (the "DUS Loan")) to secure Guarantor's guaranty of the DUS Loan, which Borrower has loaned to Guarantor pursuant to the terms of this Note.

         2. Address for Payment. All payments due under this Note shall be payable at c/o Berkshire Realty Group, One Beacon Street, Boston, Massachusetts 02108, or such other place as may be designated by written notice to Guarantor from or on behalf of Lender.

         3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

         (a) Unless disbursement of principal is made by Lender to Guarantor on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         (b) Consecutive monthly installments of principal and interest, each in the amount of See Schedule C and ___/100 Dollars (US $ See Schedule C ), shall be payable on the first day of each month beginning on See Schedule C , until the entire unpaid principal balance evidenced by this Note is fully paid. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest shall be due and payable on See Schedule C or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the "Maturity Date"). The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

         (c) Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

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         4. Application of Payments. If at any time Lender receives, from
Guarantor or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Guarantor agrees that neither Lender's acceptance of a payment from Guarantor in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

         5. [Intentionally Omitted]

         6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note shall at once become due and payable, at the option of Lender, without any prior notice to Guarantor. Lender may exercise this option to accelerate regardless of any prior forbearance.

         7. Late Charge. If any monthly amount payable under this Note is not received by Lender within 10 days after the amount is due, Guarantor shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such amount. Guarantor acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "Loan"), and that it is extremely difficult and impractical to determine those additional expenses. Guarantor agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

         8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the "Default Rate") equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Guarantor under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Guarantor also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Guarantor also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Guarantor agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Guarantor's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

         9. Limits on Personal Liability. (a) Except as otherwise provided in this Paragraph 9, Guarantor shall have no personal liability under this Note for the repayment of the Indebtedness or for the performance of any other obligations of Guarantor under this Note, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the real and personal

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property described on Schedule B (the "Property"). This limitation on
Guarantor's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Guarantor.

         (b) Guarantor shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Guarantor to pay to DUS Lender upon demand after an Event of Default, all Rents to which DUS Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Guarantor from tenants then in residence; (2) failure of Guarantor to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; (3) failure of Guarantor to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports; (4) fraud or written material misrepresentation by Guarantor, or any officer, director, partner, member or employee of Guarantor in connection with the application for or creation of the DUS Loan or any request for any action or consent by DUS Lender; or (5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with DUS Lender executed in connection with the Loan) and then to amounts ("Debt Service Amounts") payable under this Note, the Security Instrument or any other Loan Document (except that Guarantor will not be personally liable (i) to the extent that Guarantor lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Guarantor has paid all operating expenses and Debt Service Amounts for that calendar year).

         (c) Guarantor shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default: (1) Guarantor's acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or (2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

         (d) To the extent that Guarantor has personal liability under this Paragraph 9, Lender may exercise its rights against Guarantor personally without regard to whether Lender has exercised any rights against the Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note or applicable law. For purposes of this Paragraph 9, the term "Property" shall not include any funds that (1) have been applied by Guarantor as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Guarantor was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

         10. Voluntary and Involuntary Prepayments.

         (a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

                  (1) Guarantor may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note on the last Business Day of a calendar month if Guarantor has given Lender at least 30 days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A. For all purposes, including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

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                  (2) Upon Lender's exercise of any right of acceleration under this Note, Guarantor shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note, and (B) the prepayment premium calculated pursuant to Schedule A.

                  (3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Guarantor, requiring the payment to Lender by Guarantor of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Guarantor having to pay out-of-pocket any additional amounts.

         (b) Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable with respect to (A) any prepayment made no more than 90 days before the Maturity Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

         (c) Schedule A is hereby incorporated by reference into this Note.

         (d) Any required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

         (e) Guarantor recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Guarantor, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Guarantor agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Guarantor therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

         (f) Guarantor further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Guarantor as a result of the Guarantor's voluntary agreement to the prepayment premium provisions.

         11. Costs and Expenses. Guarantor shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or DUS Lender's enforcement of the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

         12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Guarantor's obligations under this Note shall not constitute an election by Lender of

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remedies so as to preclude the exercise of any other right or remedy available to Lender.

         13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Guarantor and all endorsers and guarantors of this Note and all other third party obligors.

         14. Loan Charges. Guarantor agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Guarantor in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Guarantor is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Guarantor has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

         15. Commercial Purpose. Guarantor represents that the Indebtedness is being incurred by Guarantor solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

         16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

         17. Governing Law. This Note shall be governed by the law of the State of Maryland.

         18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

         19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Guarantor pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

         20. Consent to Jurisdiction and Venue. Guarantor agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the State of Maryland (the "Property Jurisdiction"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

         21. WAIVER OF TRIAL BY JURY. GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES

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AS LENDER AND GUARANTOR THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY
RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

         ATTACHED SCHEDULES.  The following Schedules are attached to this Note:

                    [X]      Schedule A       Prepayment Premium (required)

                    [X]      Schedule B       Property Description

                    [X]      Schedule C       Modification - ARM

         IN WITNESS WHEREOF, Guarantor has signed and delivered this Note under seal or has caused this Note to be signed and delivered by its duly authorized representative under seal.

                                 GUARANTOR


                                 DOH, INC., a Maryland corporation

                                 By: __________________________
                                     David Quade
                                     Vice President


                                 06-1269273
                                 Guarantor's Social Security/Employer ID Number

Guarantor's Address:             Lender's Address:

c/o Berkshire Realty Group       c/o Berkshire Realty Group
One Beacon Street                One Beacon Street
Boston, Massachusetts  02108     Boston, Massachusetts  02108

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Pay to the order of Reilly Mortgage Capital
Corporation with full recourse.

KRF3 ACQUISITION COMPANY, L.L.C., a Delaware limited liability company

By:  KRF Company, L.L.C., a Delaware limited
     liability company, Managing Member

     By: _______________________
         David Quade
         Executive Vice President

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Pay to the order of Fannie Mae, without recourse.

REILLY MORTGAGE CAPITAL CORPORATION, a Virginia corporation

     By: ______________________________
         Brenda R. Dutrow
         Assistant Vice President

Fannie Mae Loan Number:  ________________

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                                   SCHEDULE A

                               PREPAYMENT PREMIUM

         Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

                  (a) If Borrower makes a prepayment of this Note or Lender accelerates the unpaid principal balance of this Note prior to 90 days before the Maturity Date, the prepayment premium shall be equal to 1% of the unpaid principal balance of the Note.


                                                     ---------------
                                                     Initials

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                                   SCHEDULE C

                      ARM MODIFICATIONS TO PROMISSORY NOTE

         The Promissory Note to which this Schedule C is attached is modified as follows:

1.       The following is added to the end of the initial paragraph of the Note:

         This Note is an Adjustable Rate Promissory Note and the interest on the unpaid principal balance shall be paid at the rates applicable from time to time as set forth in Paragraph 3 below.

2.       Paragraph 3 is deleted in its entirety and replaced with the following:

         3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

         (a) Unless disbursement of principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement (the "Disbursement Date") and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         (b) Interest shall accrue on the unpaid principal balance of this Note at the Adjustable Rate (defined below). The Adjustable Rate shall change on each Rate Change Date (defined below) until the loan is repaid in full.

         (c) The initial Adjustable Rate shall be 7.9080% per annum until the first Rate Change Date. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index (defined below), and (ii) the Margin (defined below), subject to the limitations that the Adjustable Rate shall not be (x) more than 1 percentage point (1%) higher or lower than the Adjustable Rate in effect for the 3-month period immediately preceding the Rate Change Date, (y) more than 10.9080%, or (z) less than 4.9080%. Accrued interest on this Note shall be paid in arrears as provided in subsection (e) below.

          (d) Consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment (defined below), shall be payable on the first day of each month beginning June 1, 2000, until the entire unpaid principal balance evidenced by this Note is fully paid. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest, if not sooner paid, shall be due and payable on the Maturity Date. The initial Required Monthly Payment shall be the amount required to pay the unpaid principal balance of this Note in equal monthly installments, including accrued interest at the Adjustable Rate over the Original Amortization Period (defined below) beginning on the first day of the second month after the Disbursement Date. The initial

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Required Monthly Payment shall be Seventy-Seven Thousand One Hundred Twenty-Nine and 39/100 Dollars (US $77,129.39). Thereafter, to the extent that the Adjustable Rate has changed, the Required Monthly Payment shall change on each Payment Change Date, and shall be in such amount as shall cause the unpaid principal balance of the Note to be amortized over the Remaining Amortization Period (defined below).

         (e) Before each Payment Change Date, Lender shall re-calculate the Adjustable Rate and shall notify Borrower (in the manner specified in the Security Instrument (defined below) for giving notices) of any change in the Adjustable Rate and the Required Monthly Payment.

         (f) If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Required Monthly Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Required Monthly Payment (and the corrected Adjustable Rate, if applicable) and (i) if the corrected amount of the Required Monthly Payment represents an increase, then Borrower shall, within 30 calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Required Monthly Payment not been miscalculated, or
(ii) if the corrected amount of the Required Monthly Payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Security Instrument or any other loan document evidencing or securing the Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Required Monthly Payment not been miscalculated.

         (g) For purposes of this Section, the following definitions shall apply:

         Current Index: The published Index that is effective on the 45th day before the applicable Rate Change Date.

         Index: The average of interbank offered rates for 3-month U.S. Dollar-denominated deposits in the London market based on quotations of major banks, as reported by Telerate through electronic transmission. If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

         Loan Year: The period beginning on the Disbursement Date and ending on the day before the fourth Rate Change Date and each successive 12-month period thereafter.

         Margin: 1.5900 %.

         Maturity Date: May 1, 2005, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

         Original Amortization Period: 360 months.

         Payment Change Date: The first day of the month which is three months following the first day of the second calendar month after the Disbursement Date and each successive 3-month period thereafter until this Note is repaid in full.

         Rate Change Date: The first day of the month which is three months following the first day of the first calendar month after the Disbursement Date and each successive 3-month period thereafter until this Note is repaid in full.

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         Remaining Amortization Period: As of the applicable Payment Change
Date, the Original Amortization Period minus the number of scheduled monthly payments that have elapsed since the date of this Note.

3. Paragraph 10 is deleted in its entirety and replaced with the following:

         10. Lockout; Voluntary and Involuntary Prepayments.

         (a) Borrower may not voluntarily prepay all or any portion of the indebtedness evidenced hereby during the first Loan Year (the "Lockout Period").

         (b) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

                  (1) At any time after the expiration of the Lockout Period, Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note on the last Business Day of a calendar month if Borrower has given Lender at least 30 days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A. For all purposes, including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

                  (2) Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

                  (3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Borrower having to pay out-of-pocket any additional amounts.

         (c) Notwithstanding the provisions of Paragraph 10(b), no prepayment premium shall be payable with respect to (A) any prepayment made no more than 90 days before the Maturity Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

         (d) Schedule A is hereby incorporated by reference into this Note.

         (e) Any required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

Fannie Mae Promissory Note - Guarantor                Form 4533  10/98  Page C-3
Maryland - IDOT

         (f) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

         (g) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.


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